Exhibit 99.4

INVO BIOSCIENCE, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On March 16, 2023, INVO Bioscience Inc., a Nevada corporation (“INVO”), through Wood Violet Fertility LLC, a Delaware limited liability company (“Buyer”) and wholly owned subsidiary of INVO Centers LLC, a Delaware company wholly owned by INVO, entered into binding purchase agreements to acquire Wisconsin Fertility Institute (the “Clinic”) for a combined purchase price of $10 million (the “WFI Acquisition”).

The purchase price is payable in four installments of $2.5 million each, payable at closing and on each of the subsequent three anniversaries of closing. The sellers have the option to take all or a portion of the final three installments in shares of INVO common stock valued at $125.00, $181.80, and $285.80, for the second, third, and final installments, respectively.

The Clinic is comprised of (a) a medical practice, Wisconsin Fertility and Reproductive Surgery Associates, S.C., a Wisconsin professional service corporation d/b/a Wisconsin Fertility Institute (“WFRSA”), and (b) a laboratory services company, Fertility Labs of Wisconsin, LLC, a Wisconsin limited liability company (“FLOW”). WFRSA owns, operates and manages the Clinic’s fertility practice that provides direct treatment to patients focused on fertility, gynecology and obstetrics care and surgical procedures, and employs physicians and other healthcare providers to deliver such services and procedures. FLOW provides WFRSA with related laboratory services.

As described in greater detail in the Current Report on Form 8-K (the “Report”) to which these pro forma condensed combined financial statements are an exhibit, INVO is purchasing the non-medical assets of WFRSA and one hundred percent of FLOW’s membership interests.

On March 16, 2023, Buyer entered into an Asset Purchase Agreement (the “APA”) with WFRSA and The Elizabeth Pritts Revocable Living Trust (the “Seller,” together with the WFRSA, the “Seller Parties”) pursuant to which Buyer agreed to acquire the Purchased Assets (as defined in the APA) related to WFRSA’s business. Buyer also agreed to assume certain liabilities of WFRSA as set forth in the APA. Certain non-clinical assets, properties and rights of WFRSA shall be excluded from the Purchased Assets including patient lists, charts, records and ledgers, all contracts with Payors (as defined in the APA); all Health Care Permits (as defined in the APA).

The Buyer will deliver to WFRSA an amount equal to (all capitalized terms as defined in the APA) the Closing Payment at closing consisting of $500,000 less Target Closing Date Debt less the Holdback Amount of $280,000. Buyer has agreed to make the following Post-Closing Additional Payments of $500,000 on each of the first three anniversaries of closing provided that Seller may elect to receive shares of INVO common stock in lieu of such cash payments as follows: (i) 4,000 shares of INVO common stock on the first additional payment date; (ii) 2,750 shares of INVO common stock on the second additional payment date and (iii) 1,750 shares of INVO common stock on the third additional payment date. The Additional Payments are secured by Seller having a subordinated lien on the Purchased Assets.

On March 16, 2023, Buyer entered into a Membership Interest Purchase Agreement (the “MIPA”) with FLOW, IVF Science, LLC, a Wisconsin limited liability company, owned by Wael Megid, Ph.D., and Dr. Elizabeth Pritts as trustee for the Elizabeth Pritts Revocable List Trust, a Trust created under the laws of the State of Wisconsin (each, a “Selling Member” and collectively, the “Selling Members”). Under the MIPA, the Selling Members agreed to sell to Buyer 100% of the Membership Interests of FLOW for a purchase price equal to (all capitalized terms as defined in the MIPA) the Initial Purchase Price, which is equal to (i) two million dollars ($2,000,000) minus (ii) the Closing Indebtedness minus (iii) any Transaction Expenses minus (iv) the Holdback Amount of $70,000. In addition to the Initial Closing Payment, Purchaser has agreed to pay to the Selling Members additional payments of $2,000,000 within 90-days of each of the first three anniversaries of closing provided that Selling Members may elect to receive shares of INVO common stock in lieu of such cash payments as follows: (i) 16,000 shares of INVO common stock on the first additional payment date; (ii) 11,000 shares of INVO common stock on the second additional payment date and (iii) 7,000 shares of INVO common stock on the third additional payment date. These additional payments are secured by the Selling Members having a lien on the assets of FLOW.

The following unaudited pro forma condensed combined financial statements are based on the INVO’s historical consolidated financial statements and the historical combined financial statements of WFRSA and FLOW (the “Companies”) as adjusted to give effect to the WFI Acquisition and related financing transactions. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2023 and the year ended December 31, 2022 give effect to these transactions as if they had occurred on January 1, 2022. The unaudited pro forma condensed combined balance sheet as of March 31, 2023 gives effect to these transactions as if they had occurred on March 31, 2023.

The unaudited pro forma combined balance sheet and unaudited combined statement of operations are presented for informational purposes only and do not purport to be indicative of the combined financial condition that would have resulted if the acquisition would have occurred on January 1, 2022.

The unaudited pro forma condensed combined financial statements should be read together with INVO’s historical financial statements, which are included in INVO’s latest Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, and the Companies’ historical financial statements, which are included in the Report.

INVO BIOSCIENCE, INC.

PRO FORMA COMBINED BALANCE SHEET

(UNAUDITED)

AS OF MARCH 31, 2023

	INVO	WFI	Pro Forma		Pro Forma
	March 31, 2023	March 31, 2023	Adjustments		Balances

ASSETS
Current assets
Cash	$2,188,245	$169,361	$-		$2,357,606
Accounts receivable, net	99,720	119,559	-		219,279
Inventory	270,919	-	-		270,919
Prepaid expenses and other current assets	250,878	526	-		251,404
Total current assets	2,809,762	289,446	-		3,099,208
Property and equipment, net	417,642	71,763	-		489,405
Goodwill	-	-	10,055,110	(a)	10,055,110
Investment in joint ventures	1,173,577	-	-		1,173,577
Lease right of use	1,750,175	911,201	-		2,661,376
Total assets	$6,151,156	$1,272,410	$10,055,110		$17,478,676
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$1,847,208	$96,949	$-		1,944,157
Accrued compensation	1,220,682	-	-		1,220,682
Notes payable	331,321	-	-		331,321
Notes payable, related party	770,000	-	-		770,000
Deferred revenue, current portion	46,746	132,703	-		179,449
Distributions payable	-	171,981	-		171,981
Lease liability, current portion	234,050	217,958	-		452,008
Total current liabilities	4,450,007	619,591	-		5,069,598
Deferred tax liability	1,949	-	-		1,949
Long-term liability	-	-	7,500,000	(b)	7,500,000
Lease liability, net of current portion	1,610,734	707,929	-		2,318,663
Total liabilities	6,062,690	1,327,520	7,500,000		14,890,210

Stockholders’ equity
Common stock	70	-	94	(c)	164
Additional paid-in capital	52,422,808	-	2,499,906	(c)	54,922,714
Accumulated deficit	(52,334,412)	-	-		(52,334,412)
Members’ capital - beginning	-	(246,479)	246,479		-
Members’ capital - current year	-	191,369	(191,369)		-
Total stockholders’ equity	88,466	(55,110)	2,555,110		2,588,466
Total liabilities and stockholders’ equity	$6,151,156	$1,272,410	$10,055,110		17,478,676

INVO BIOSCIENCE, INC.

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

(UNAUDITED)

FOR THE THREE MONTHS ENDED MARCH 31, 2023

					Pro Forma
	INVO March 31, 2023	WFI March 31, 2023	Pro Forma Adjustments		Combined March 31, 2023

Revenue:
Product revenue	$50,644	$-	$-		$50,644
Clinic revenue	297,381	1,339,967	-		1,637,348
Total revenue	348,025	1,339,967	-		1,687,992
Cost of revenue	72,554	509,725	-		582,279
Gross profit	275,471	830,242	-		1,105,713
Operating expenses:
Selling, general and administrative	2,508,371	$367,791	-		2,876,162
Research and development	73,520	-	-		73,520
Total operating expenses	2,581,891	367,791	-		2,949,682
Income (loss) from operations	(2,306,420)	462,451	-		(1,843,969)
Other income (expense):
Loss from equity method investment	(27,735)	-	-		(27,735)
Other income	-	-	-		-
Interest income	-	-	-		-
Interest expense	(216,589)	-	-		(216,589)
Foreign currency exchange loss	(135)	-	-		(135)
Total other expense, net	(244,459)	-	-		(244,459)
Income (loss) before income taxes	(2,550,879)	462,451	-		(2,088,428)
Provision for income taxes	-	-	-	(d)	-
Net income (loss)	$(2,550,879)	$462,451	$-		$(2,088,428)

Net profit (loss) per common share
Basic	$(4.10)	$-	$-		$(3.35)
Diluted	$(4.10)	$-	$-		$(3.35)
Weighted average number of common shares outstanding:
Basic	622,504	-	-		622,504
Diluted	622,504	-	-		622,504

INVO BIOSCIENCE, INC.

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

(UNAUDITED)

FOR THE YEAR ENDED DECEMBER 31, 2022

					Pro Forma
	INVO December 31, 2022	WFI December 31, 2022	Pro Forma Adjustments		Combined December 31, 2022

Revenue:
Product Revenue	$207,342	$-	$-		$207,342
Clinic Revenue	614,854	5,379,675	-		5,994,529
Total revenue	822,196	5,379,675	-		6,201,871
Cost of revenue	331,523	2,284,922	-		2,616,445
Gross profit	490,673	3,094,753	-		3,585,426
Operating expenses:
Selling, general and administrative	10,573,111	1,411,012	-		11,984,123
Research and development	544,043	-	-		544,043
Total operating expenses	11,117,154	1,411,012	-		12,528,166
Income (loss) from operations	(10,626,481)	1,683,741	-		(8,942,740)
Other income (expense):
Loss from equity method investment	(200,558)	-	-		(200,558)
Other income	-	904	-		904
Interest income	308	-	-		308
Interest expense	(59,445)	(238)	-		(59,683)
Foreign currency exchange loss	(3,463)	-	-		(3,463)
Total other expense, net	(263,158)	666	-		(262,492)
Income (loss) before income taxes	(10,889,639)	1,684,407	-		(9,205,232)
Provision for income taxes	2,872	-	-	(d)	2,872
Net income (loss)	$(10,892,511)	$1,684,407	$-		$(9,208,104)

Net profit (loss) per common share
Basic	$(17.97)	$-	$-		$(15.19)
Diluted	$(17.97)	$-	$-		$(15.19)
Weighted average number of common shares outstanding:
Basic	606,131	-	-		606,131
Diluted	606,131	-	-		606,131

INVO BIOSCIENCE, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

Note 1 – Basis of presentation

The WFI Acquisition will be accounted for under the acquisition method of accounting in accordance with ASC Topic 805, Business Combinations. As the acquirer for accounting purposes, the Company has estimated the fair value of WFI’s assets acquired and liabilities assumed and conformed the accounting policies of WFI to its own policies.

Note 2 – Calculation of purchase consideration and preliminary purchase price allocation

The following table summarizes the fair value of purchase consideration that will be transferred on the Closing Date:

Proceeds from the sale of INVO common stock	$2,500,000
Total upfront cash consideration	2,500,000
Future cash or equity consideration (1)	7,500,000
Total purchase consideration	$10,000,000

(1)	Sellers may elect to receive shares of INVO common stock in lieu of cash payments. See Note 3.

The Company has performed a preliminary valuation analysis of the fair market value of the Companies’ assets and liabilities. The following table summarizes the preliminary allocation of the purchase price as of March 31, 2023:

Cash	$169,361
Accounts receivable	119,559
Prepaid expenses and other current assets	526
Property and equipment, net	71,763
Lease right of use asset	911,201
Goodwill	10,055,110
Accounts payable and accrued expenses	(96,949)
Distributions payable	(171,981)
Deferred revenue	(132,703)
Lease liability	(925,887)
Total consideration	$10,000,000

This preliminary purchase price allocation has been used to prepare pro forma adjustments in the unaudited pro forma condensed combined balance sheet and income statements. The final purchase price allocation will be determined when INVO has completed all detailed valuations and necessary calculations, which are expected to be finalized within the next twelve months. The final allocation could differ materially from the preliminary allocation used in the pro forma adjustments. The final allocation may include (i) changes in identifiable net assets, (ii) changes in fair values of property, plant and equipment, and (iii) other changes to assets and liabilities.

Note 3 – Pro forma adjustments

The pro forma adjustments are based on the INVO’s preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed combined financial statements:

(a) Represents the preliminary goodwill associated with the WFI Acquisition as presented in Note 2. Goodwill represents the estimate of the excess of the purchase price over the fair value of the assets acquired and liabilities assumed.

(b) Represents the future cash payments owed for the WFI acquisition. INVO has agreed to make additional payments of $2,500,000 within 90-days of each of the first three anniversaries of closing. The sellers may elect to receive shares of INVO common stock in lieu of cash payments as follows: (i) 20,000 shares of INVO common stock on the first additional payment date; (ii) 13,750 shares of INVO common stock on the second additional payment date and (iii) 8,750 shares of INVO common stock on the third additional payment date.

(c) Represents the proceeds from common stock sold by INVO to meet the initial $2.5 million due upon closing of the WFI acquisition.

(d) WFRSA and FLOW are taxed at the partnership level and as such no provision for income taxes has been recorded for the WFI Acquisition. Beginning in 2022 the members elected to have state income taxes paid by the Companies on the members’ behalf. This expense is included in the Companies operating expenses.

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